EXHIBIT (10)(A)

VALLEY NATIONAL BANCORP

2004 DIRECTOR RESTRICTED STOCK PLAN

(Adopted by the Board of Directors on August 17, 2004)

1. Purpose

The purpose of this 2004 Director Restricted Stock Plan (the “Plan”) of Valley National Bancorp (the “Company”) is to increase ownership interest in the Company of Nonemployee Directors whose services are considered essential to the Company’s continued progress and to provide a further incentive for attracting and retaining directors of the Company. This Plan provides for the payment of shares of restricted Common Stock to Nonemployee Directors who elect to receive restricted Common Stock in lieu of cash retainer and meeting fees. The effectiveness of this Plan is conditioned upon shareholder approval of the Plan, and no shares shall be issued hereunder prior to the date on which the shareholders of the Company approve the Board’s adoption.

2. Definitions

In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

“Administrator” shall mean the Compensation and Human Resources Committee of the Board.

“Annual Retainer Fee” means the annual retainer fee payable to a Nonemployee Director under the Company’s compensation policies for directors in effect from time to time.

“Award Date” means the date of an annual stockholders meeting or such other date as determined by the Board.

“Bank” means Valley National Bank, a Subsidiary.

“Board” means the Board of Directors of the Company.

“Change in Control” means any of the following events, as determined by the Board: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) upon the first purchase of the Company’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Company’s shareholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a “Non-Control Transaction”)), (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

“Common Stock” means the common stock of the Company.

“Disability” means that a Participant is determined to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole discretion of the Administrator.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fees” shall mean Meeting Fees and/or Annual Retainer fees.

“Meeting Fees” means the fees payable to a Nonemployee Director for attendance at regular meetings of the Board.

“Nonemployee Director” means an individual who is a member of the Board, but who is not an employee of the Company or any of its subsidiaries.

“Participant” means a Nonemployee Director who has elected to receive Restricted Stock in lieu of cash Fees.

“Restricted Stock” means the Common Stock awarded to a Participant pursuant to Sections 5(a) and 5(b) of the Plan that is subject to the vesting restrictions set forth in Section 5(d).

“Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration

The Plan shall be administered by the Administrator. The Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as it may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

4. Shares Available

The maximum number of shares of Common Stock that may be delivered under the Plan shall equal three hundred thousand (300,000). Such shares shall be subject to adjustment or substitution pursuant to Section 6 herein. If any shares of Restricted Stock awarded hereunder are canceled, lapse or forfeited in accordance with the provisions of Section 5 herein, then such shares shall again be available for delivery under the Plan. Shares delivered under the Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time.

5. Restricted Stock Awards

(a) Awards for Annual Retainer Fee and Meeting Fees. Any cash Fees that a Participant elects to forego in exchange for shares of Common Stock shall be payable in the form of whole shares of Restricted Stock. The total number of shares of Restricted Stock to be issued under this Section 5(a) to a Participant in lieu of cash Fees shall be determined by dividing such foregone Fees by the product of 75% (or such other percentage as is determined by the Administrator) and the closing stock price in dollars per share of the Common Stock on the applicable Award Date (or as of such other date as is determined by the Administrator).

(b) Accumulation of Fees. In its sole discretion, the Administrator may elect to permit Participants to forego Fees throughout an entire fiscal year of the Company and to have Restricted Stock awarded at the beginning of such year pursuant to the formula set forth in Section 5(a), if the Participant is still a member of the Board at the end of such year. In that event, then any shares of Restricted Stock that are to be awarded at a later date may, if the Administrator elects, be increased by a ratable number to reflect any dividends that were declared and paid with respect to Common Stock during the accumulation period.

(c) No Fractional Shares. In no event shall the Company be obligated to issue fractional shares under this Section, but instead shall pay any such fractional share in cash based on the closing stock price of the Common Stock on the Award Date.

(d) Vesting. Except as otherwise provided in this Section 5(d), shares of Restricted Stock shall not become vested until the fifth anniversary of the applicable Award Date (the “Vesting Date”). If the Participant ceases to serve as a Nonemployee Director before the Vesting Date due to the Participant’s death while a member of the Board, the Participant’s resignation from the Board due to a Disability, the Participant’s inability to stand for re-election due to age restrictions, or the Participant’s failure to be re-elected after standing for re-election, or if there is a Change in Control prior to the Vesting Date (each of the foregoing an “occurrence”), then the shares shall become fully vested as of the date of such occurrence. If the Participant ceases to serve as a Nonemployee Director prior to the Vesting Date for any reason other than any of the foregoing occurrences, then the unvested Restricted Stock shall be forfeited as of the date of such cessation of service. A Participant may not sell, transfer or otherwise dispose of any such shares of Restricted Stock until they become vested; however, the Participant shall have the right to receive dividends with respect to the shares and to vote the shares prior to vesting.

6. Adjustments in Authorized Shares

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986, as amended) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of shares of Common Stock which may be delivered under the Plan, as may be determined to be appropriate and equitable by the Administrator, in its sole discretion, to prevent dilution or enlargement of rights.

7. Resales of Shares

The Company may impose such restrictions on the sale or other disposition of shares issued under this Plan as the Administrator deems necessary to comply with applicable securities laws. Certificates for shares issued under this Plan may bear such legends as the Company deems necessary to give notice of such restrictions. The Company will retain custody of all shares of Common Stock granted hereunder in escrow until such time as the retained shares become vested.

8. Compliance with Law and Other Conditions

No shares shall be issued under this Plan prior to compliance by the Company, to the satisfaction of its counsel, with all applicable laws. The Company shall not be obligated to (but may in its discretion) take any action under applicable federal or state securities laws (including registration or qualification of the Plan or the Common Stock) necessary for compliance therewith in order to permit the issuance of shares hereunder, except for actions (other than registration or qualification) that may be taken by the Company without unreasonable effort or expense and without the incurrence of any material exposure to liability.

9. Amendment, Modification and Termination of the Plan

The Board shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that an amendment to the Plan may be conditioned on the approval of the stockholders of the Company if and to the extent the Board determines that stockholder approval is necessary or appropriate. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Restricted Stock award previously granted under the Plan, without the written consent of the affected Participant.

10. Obligations Unfunded and Unsecured

The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company or any subsidiary (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder. No Participant or other person shall own any interest in any particular assets of the Company or any subsidiary (including Common Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst the Company, any subsidiary, and the Participants, their designated beneficiaries or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, such reserve shall not under any circumstances be deemed to be an asset of the Plan. It is intended that this Plan not be subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as the Restricted Stock granted hereunder is subject to a substantial risk of forfeiture.

11. Miscellaneous

(a) Nothing in the Plan shall be construed as conferring any right upon any Participant to continue as a member of the Board.

(b) To the extent not preempted by federal law, the Plan and all rights and agreements hereunder shall be construed in accordance with and governed by the laws of New Jersey, without regard to conflicts of law provisions.

(c) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d) By electing to participate in the Plan, Participants shall be deemed conclusively to have accepted and consented to all terms of the Plan, as amended from time to time, and all actions or decisions made or to be made by the Company, the Board, or the Administrator with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the beneficiaries, distributees and personal representatives and other successors in interest of each Participant.